UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

AST SpaceMobile, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Midland Intl. Air & Space Port 2901 Enterprise Lane
Midland, Texas	79706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (432) 276-3966

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The NASDAQ Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	ASTSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2024, Brian Heller, Executive Vice President, General Counsel and Secretary of AST SpaceMobile, Inc. (the “Company”), left the employment of the Company. Mr. Heller is a party to an employment agreement with the Company, effective February 4, 2021 (the “Heller Employment Agreement”), pursuant to which Mr. Heller is entitled to a payment equal to 50% of his base salary and pro rata acceleration of any unvested portion of his outstanding time-based vesting restricted stock units, as well as certain other customary termination benefits, subject to providing a release to the Company. In consideration for the benefits to be provided to Mr. Heller in connection with the termination of his employment and pursuant to the terms of the Heller Employment Agreement, the Company expects to enter into a Separation and Release Agreement with Mr. Heller, pursuant to which Mr. Heller will provide a general release of claims.

Effective May 6, 2024, Andrew M. Johnson began his role as Chief Legal Officer of the Company pursuant to an Employment Agreement by and among the Company, AST & Science, LLC and Mr. Johnson dated May 1, 2024 (the “Johnson Employment Agreement”).

Mr. Johnson, 49, is an experienced business leader with over 24 years of diverse legal experience across emerging markets, capital markets and international operations. Prior to this appointment, Mr. Johnson served as the Executive Vice President, Chief Legal Officer and Secretary since 2014, and as the Chief Corporate Development Officer since September 2022 of 3D Systems Corporation, a publicly traded company that provides comprehensive 3D printing solutions in the industrial and healthcare segments. Mr. Johnson joined 3D Systems Corporation in July 2006 and has held senior management positions since then including serving as Interim President and Chief Executive Officer from October 2015 to April 2016 and interim Chief Financial Officer from October 2023 to December 2023. During his time with 3D Systems Corporation, Mr. Johnson was responsible for leading its merger and acquisition efforts, establishment strategic partnerships, and overseeing global legal matters, including corporate securities, contracts, litigation, labor, and employment. Prior to joining 3D Systems Corporation, Mr. Johnson was an associate with Hunton and Williams LLP on the asset securitization team. Mr. Johnson received a Juris Doctor from the University of Virginia, an MBA from the University of Michigan and a Bachelor of Arts degree in political science, diplomacy & foreign affairs, and religion from Miami University.

Other than with respect to the compensation matters described herein, there are no arrangements or understandings between Mr. Johnson and any other persons pursuant to which Mr. Johnson was appointed as the Company’s Chief Legal Officer. There are also no family relationships between Mr. Johnson and any director or executive officer of the Company and Mr. Johnson has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404 (a) of Regulation S-K.

Mr. Johnson’s Employment Agreement

Pursuant to Johnson Employment Agreement, Mr. Johnson will receive an annual base salary of $250,000 and is eligible to participate in the Company’s customary health, welfare, and fringe benefit plans.

Following his start date, Mr. Johnson will be granted 300,000 restricted stock units (the “Equity Award”), subject to Mr. Johnson’s continued service with the Company through the applicable vesting date. The Equity Award will vest 25% on each anniversary of his start date. He will also receive a one-time relocation bonus of $125,000.

In the event of a Qualifying Termination (as defined in the Johnson Employment Agreement), and subject to a release of claims, Mr. Johnson is entitled to (i) a severance payment equal to 75% of his base salary, (ii) continued coverage for up to nine months under the Company’s group health plans at the same levels and the same cost to Mr. Johnson as would have applied if his employment had not terminated and (iii) acceleration of any unvested portion of the time-based vesting restricted stock units equal to (A) (x) the number of days during the period commencing on the last vesting date prior to the date of termination and ending on the nine-month anniversary of the date of termination, (2) divided by 365, and multiplied by (y) 75,000.

The foregoing summary of the Johnson Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Johnson Employment Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 6, 2024, the Company issued a press release related to the matters described in Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 1, 2024, by and between AST SpaceMobile, Inc., AST & Science, LLC and Andrew M. Johnson
99.1	Press Release dated May 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AST SpaceMobile, Inc.

Date: May 6, 2024	By:	/s/ Sean R. Wallace
	Name:	Sean R. Wallace
	Title:	Chief Financial Officer